UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 20, 2018 (February 15, 2018)

Celanese Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2017, Celanese Corporation (the “Company”) reported that Christopher W. Jensen, the Company’s Executive Vice President and Chief Financial Officer, would be taking a temporary medical leave of absence, and that Kevin S. Oliver, the Company’s Chief Accounting Officer and Controller, would be serving as the Company's Principal Financial Officer.
The Company reported that Mr. Jensen notified the Company on February 15, 2018 that he resigned as an officer of the Company effective February 15, 2018. It is anticipated that Mr. Jensen and the Company will enter into a standard Separation Agreement setting forth the terms and conditions of his resignation and departure from the Company.
On February 16, 2018, the Board of Directors appointed Scott A. Richardson, currently the Company’s Senior Vice President, Engineered Materials, as the Company’s Senior Vice President and Chief Financial Officer (Principal Financial Officer), effective February 16, 2018. Mr. Richardson has served as the Company’s Senior Vice President, Engineered Materials since December 2015. Previously, he served as Vice President and General Manager, Acetyls from May 2009 to August 2011, and has had various increasing roles of responsibility since joining the Company in 2005. Before joining the Company, Mr. Richardson held various finance, operational and leadership roles at American Airlines. He earned a Bachelor of Arts in Accounting from Westminster College and a Master of Business Administration from Texas Christian University.
The compensation and management development committee set Mr. Richardson’s compensation package for his new role as follows for 2018:
     Mr. Richardson’s annual base salary will be $500,000; and
     Mr. Richardson’s target annual incentive opportunity for fiscal 2018 under the Company’s annual incentive (bonus) plan will be 70% of his annual base salary.
There are no arrangements or understandings between Mr. Richardson and any other person pursuant to which he was selected as an officer. Mr. Richardson does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Richardson has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Oliver ceased serving as Principal Financial Officer upon the effective date of Mr. Richardson’s appointment. Mr. Oliver will continue to serve as the Company’s Chief Accounting Officer.
A copy of the press release issued on February 19, 2018 announcing the changes is furnished as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number
Description

99.1	Press Release dated February 19, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 20, 2018

Celanese Corporation

By:	/s/ James R. Peacock III
James R. Peacock III
Vice President, Deputy General Counsel and
Corporate Secretary